HURLEY EXPLORATION INC.

1600 Golf Road Suite 1200

Rolling Meadows, Illinois

USA 60008

TRUST AGREEMENT

May 24, 2005

In accordance with the instructions of the Board of Directors of the Corporation I, Chet Kurzawski, President will hold the Don Claims as described in Appendix A attached to this TRUST AGREEMENT IN Trust for the CORPORATION as President of the CORPORATION. If I resign from position of President than I will immediately transfer the DON Claims to the new President of the CORPORATION.

.	.

Chet Kurzawski President

Free Miner License Number: ___________________

APPENDIX “A”

DON Claim Description

Lillooet Mining Division

N.T.S. Mapsheets 92J/10W, 11E

Centred Approximately

50°36’00” N Latitude

123° 05’ 00” W Longitude

The following claims comprise the DON mineral claim group as described in the Trust Agreement dated May 24, 2005:

Name	Record Number	Units	Anniversary Date
DON 1	510119	245.958	April 3, 2006
DON 2	510123	410.038	April 3, 2006